EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Hormel Foods Corporation of our reports dated December 5, 2005, with respect to the consolidated financial statements of Hormel Foods Corporation, Hormel Foods Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Hormel Foods Corporation, included in the 2005 Annual Report to Stockholders of Hormel Foods Corporation.

Our audits also included the financial statement schedule of Hormel Foods Corporation listed in Item 15. This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is December 5, 2005, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement Number 333-17327 on Form S-3 dated December 5, 1996, in Post-Effective Amendment Number 2 to Registration Statement Number 33-14614 on Form S-8 dated December 6, 1988, in Registration Statement Number 33-14615 on Form S-8 dated May 27, 1987, in Post-Effective Amendment Number 1 to Registration Statement Number 33-29053 on Form S-8 dated January 26, 1990, in Registration Statement Number 33-43246 on Form S-8 dated October 10, 1991, in Registration Statement Number 33-45408 on Form S-8 dated January 31, 1992, in Registration Statement Number 33-44178 on Form S-8 dated August 21, 2000, and in Registration Statement Number 333-68498 on Form S-4/A dated December 3, 2001, in Registration Statement Numbers 333-102805, 333-102806, 333-102808, and 333-102810 on Forms S-8 dated January 29, 2003, and in Registration Statement Number 333-110776 on Form S-8 dated November 26, 2003, of our report dated December 5, 2005, with respect to the consolidated financial statements incorporated herein by reference, our report dated December 5, 2005, with respect to Hormel Foods Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Hormel Foods Corporation incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Hormel Foods Corporation.

/s/ ERNST & YOUNG LLP
Minneapolis, Minnesota
January 10, 2006